
                                                                                              Exhibit 11.1

                                           THE MACERICH COMPANY
                                    Computation of Earnings Per Share
                              (Amounts in thousands, except per share data)
                                                                 For the quarter ended              For the nine months ended
                                                            September 30,                        September 30,
                                                                1997               1996              1997               1996
                                                                ----               ----              ----               ----

Primary

Net income as reported                                               $1,870            $4,659            $14,793           $13,373
                                                          ================== ================= ==================  ================
                                                          ================== ================= ==================  ================


Weighted average number of shares outstanding                        25,956            19,993             25,886            19,993
*Incremental shares resulting from stock options
   and restricted stock
                                                          ------------------ ----------------- ------------------  ----------------
                                                          ------------------ ----------------- ------------------  ----------------
Weighted average number of shares of common
   stock and equivalents                                             25,956            19,993             25,886            19,993
                                                          ================== ================= ==================  ================
                                                          ================== ================= ==================  ================


Primary earnings per share                                            $0.07            $0.23               $0.57             $0.67
                                                          ================== ================= ==================  ================
                                                          ================== ================= ==================  ================


Fully Diluted

Net income as reported                                               $1,870            $4,659            $14,793           $13,373
                                                          ================== ================= ==================  ================
                                                          ================== ================= ==================  ================


Weighted average number of shares outstanding                        25,956            19,993             25,886            19,993
*Incremental shares resulting from stock options
   and restricted stock
                                                          ------------------ ----------------- ------------------  ----------------
                                                          ------------------ ----------------- ------------------  ----------------
Weighted average number of shares of common
   stock and equivalents                                             25,956            19,993             25,886            19,993
                                                          ================== ================= ==================  ================
                                                          ================== ================= ==================  ================


        Fully diluted earnings per share                                 $0.07             $0.23              $0.57          $0.67
                                                          ================== ================= ==================  ================
                                                          ================== ================= ==================  ================

* Outstanding common stock options, using the Treasury method, have less than a 3% dilutive effect on earnings per share and thus have not been included in this computation.
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